Exhibit 99.1
PFSweb Reports First Quarter 2021 Results

- Record Bookings in LiveArea, Strong Growth in PFS Establish Solid Foundation for 2021 -

Allen, TX – May 7, 2021 – PFSweb, Inc. (NASDAQ: PFSW), a global commerce services company, is reporting results for the first quarter ended March 31, 2021.

“We have carried our operational momentum into 2021 with a record bookings quarter for LiveArea and strong performance continuing in PFS,” said Mike Willoughby, CEO of PFSweb. “Our high levels of execution across both business units allowed us to drive a 16% increase in service fee revenue year-over-year. Across our organization, we have worked to optimize our resources, further develop our strong pipeline, and stay committed to meeting our clients’ evolving needs amid a dynamic retail environment. As eCommerce tailwinds persist, we expect the solid foundation we have built to fuel our continued progress.”

Q1 2021 Highlights vs. Q1 2020
•Total revenues increased slightly to $78.0 million.
•Service fee revenue increased 16% to $62.8 million.
•Service fee gross margin was 31.1% compared to 36.1%.
•Net loss was $2.4 million or $(0.11) per share, compared to a net loss of $0.2 million or $(0.01) per share.
•Adjusted EBITDA (a non-GAAP measure defined and reconciled below) was $3.1 million compared to $4.0 million.

Willoughby continued: “In LiveArea, our sales bookings have recovered from the lows of the pandemic and now more fully reflect the benefits of our strategic investments in the business. We experienced some initial project delays and bookings softness last year due to COVID-19-related uncertainties, but have since continued generating strong demand as prospects began to ramp their digital capabilities in response to elevated eCommerce trends. Our high-performance sales team and leadership have worked tirelessly to build our pipeline and execute on the previously booked engagements that are starting to come online.

“Our PFS business continued to experience meaningful growth as compared to the prior year, driven primarily by strong fulfillment volumes in support of our clients’ eCommerce activity. Bookings in PFS also accelerated during Q1, in which we generated our highest level of bookings since Q2 2019. While our margins remain pressured by COVID-19 safety measures and increased frontline labor rates, we are committed to protecting our team and serving as a flexible partner for our existing brands’ fulfillment needs. We have quickly ramped operations in our newest fulfillment center in Las Vegas and we will continue working to optimize our capacity across our global distribution footprint. As a further extension of our successful holiday season, we have agreed to expand our deployment of RetailConnect for one of our clients from five stores to more than 30 by the end of Q2. Our operational agility will allow us to continue adapting to our clients’ needs and fulfilling high customer order volumes, whether in-store or in our facilities.

“With momentum continuing in both business units, we remain on track to achieve our 2021 outlook, which includes targets for year-over-year service fee revenue growth within the 10-15% range for LiveArea and 5-10% range for PFS, as well as moderate adjusted EBITDA margin expansion. I am proud of how well we have performed in these first few months of 2021 and look forward to continuing our work into the rest of the year.”

First Quarter 2021 Financial Results
Total revenues in the first quarter of 2021 increased slightly to $78.0 million compared to $76.7 million in the same period of 2020. Service fee revenue in the first quarter increased 16% to $62.8 million compared to $54.3 million in the same period of 2020, primarily driven by continued strength in PFS fulfillment activity. Service fee revenue for PFS increased by 27% to $42.4 million as compared to the prior year, while LiveArea service fee revenue decreased by $0.5 million to $20.4 million. LiveArea service fee revenue in the first quarter of 2021 was impacted by softness in new and existing client bookings during the June 2020 and September 2020 quarters, primarily as a result of the COVID-19 pandemic causing client delays or cancellations of potential technology related projects. Significantly improved levels of client project and engagement bookings by LiveArea during the December 2020 and March 2021 quarters are expected to generate increased service fee revenue during the remainder of 2021 as these projects are implemented. Product revenue from the company’s last remaining client under this legacy business model was $4.3 million compared to $7.5 million in the same period of 2020.

Service fee gross margin in the first quarter of 2021 was 31.1% compared to 36.1% in the same period of 2020. The decrease was primarily attributable to sustained changes in revenue mix, with the lower gross margin PFS segment generating an increased percentage of the overall service fee revenue, as well as increased fulfillment-related labor rates and sanitation costs during the quarter. Additionally, gross margin for the PFS segment continued to be impacted by reduced IT-related project, startup and technology-related activity. As a result, first quarter gross margin for PFS was at the lower end of the segment’s typical 25% to 30% guidance range, while LiveArea’s gross margin continued to be within the segment’s typical 40% to 50% range.

Net loss in the first quarter of 2021 was $2.4 million or $(0.11) per share compared to a net loss of $0.2 million or $(0.01) per share in the same period of 2020.

Adjusted EBITDA in the first quarter of 2021 was $3.1 million compared to $4.0 million in the same period of 2020. PFS Adjusted EBITDA increased by $0.5 million as a result of the increased PFS service fee revenue, which was partially offset by continued cost increases in the PFS segment due to fulfillment-related labor rates and sanitation costs, as well as reduced IT-related project, startup and technology-related activity. LiveArea Adjusted EBITDA decreased by $1.3 million as compared to the prior year as a result of reduced revenue and gross margin as well as increased operating expense, including the impact of strategic investments in personnel to support the segment’s service line expansion and growth. As a percentage of service fee revenue, adjusted EBITDA margin was 4.9% compared to 7.3% in the same period of 2020.

Non-GAAP net income (a non-GAAP measure defined and reconciled below) in the first quarter of 2021 was $0.2 million compared to $1.1 million in the same period of 2020.

At March 31, 2021, net debt (a non-GAAP measure defined and reconciled below as total debt, excluding operating lease liabilities, less cash and cash equivalents) improved to $25.5 million compared to $31.7 million at December 31, 2020.

Cash and cash equivalents at March 31, 2021 remained flat at $10.8 million compared to December 31, 2020, and total debt improved to $36.3 million compared to $42.5 million at the end of last year.

2021 Outlook
With continued eCommerce demand strength driving elevated bookings and fulfillment activity in the company’s PFS segment, as well as a record and expanding pipeline in LiveArea, PFSweb continues to expect to achieve 2021 LiveArea service fee revenue growth of 10% to 15% compared to 2020. For the PFS segment, the company still expects to generate 5% to 10% service fee revenue growth compared to 2020. In line with its consistent focus on cost management, PFSweb also expects moderate consolidated adjusted EBITDA margin expansion in 2021 when compared to the prior year.

Conference Call
PFSweb will conduct a conference call today at 8:30 a.m. Eastern time to discuss its results for the first quarter ended March 31, 2021.

PFSweb management will host the conference call, followed by a question and answer period.

Date: Friday, May 7, 2021
Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Toll-free dial-in number: (866) 220-4153
International dial-in number: (864) 663-5228
Conference ID: 8674555

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.pfsweb.com.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through May 21, 2021.

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 8674555

About PFSweb, Inc.
PFSweb (NASDAQ: PFSW) is a global commerce services company that manages the online customer shopping experience on behalf of major branded manufacturers and retailers. Across two business units – LiveArea for data-driven marketing and omnichannel experience design through technology selection, platform implementation and orchestrated services, and PFS for order fulfillment, contact center, payment processing/fraud management, and order management services – they provide solutions to a broad range of Fortune 500® companies and household brand names such as Procter & Gamble, L’Oréal

USA, Champion, Pandora, Ralph Lauren, Shiseido Americas, the United States Mint, and many more. PFSweb enables these brands to provide a more convenient and brand-centric online shopping experience through both traditional and online business channels. The company is headquartered in Allen, TX with additional locations around the globe. For more information, visit www.pfsweb.com.

Non-GAAP Financial Measures
This news release contains certain non-GAAP measures, including non-GAAP net income (loss), net debt, earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and service fee equivalent revenue.

Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, acquisition-related, restructuring and other costs (including certain client related bankruptcy costs), amortization of acquisition-related intangible assets and deferred tax expense for goodwill amortization.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, as well as acquisition-related, restructuring, and other costs (including certain client related bankruptcy costs).

Non-GAAP net income (loss), EBITDA, adjusted EBITDA and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, acquisition-related, restructuring and other costs (including certain client related bankruptcy costs), amortization of acquisition-related intangible assets, and deferred tax expense for goodwill amortization, and EBITDA and adjusted EBITDA further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

Net debt represents total debt, excluding operating lease liabilities, less cash and cash equivalents.

PFS believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward-Looking Statements
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “potential,” “project,” “seek,” “strive,” “predict,” “continue,” “target,” and “estimate” and other similar expressions. These forward-looking statements involve risks and uncertainties and may include assumptions as to how we may perform in the future, including the impact of the COVID-19 pandemic on our business, results of operations and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. PFS' Annual Report on Form 10-K, as amended, for the year ended December 31, 2020 and any subsequent amendments or quarterly reports on Form 10-Q identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the periodic reports of the company and the Risk Factors described therein. PFS undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Company Contact:
Michael C. Willoughby
Chief Executive Officer
Or
Thomas J. Madden
Chief Financial Officer
1-972-881-2900

Investor Relations:
Cody Slach and Jackie Keshner
Gateway Investor Relations
1-949-574-3860
PFSW@gatewayir.com